Exhibit 3.2

BYLAWS

OF

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

TABLE OF CONTENTS

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BYLAWS OF

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

ARTICLE I – OFFICES

Section 1.1. Principal Office. The principal office of the Corporation shall be located in the City of Houston, Texas, or in such other place as the Board of directors of the Corporation (the “Board”) may from time to time determine. The Corporation may also have offices at such other places as the Board may from time to time determine or the business of the Corporation may require.

Section 1.2. Registered Office. The registered office of the Corporation required by the Colorado Business Corporation Act (the “CBCA”) to be maintained in the state of Colorado at such location as the Board may from time to time determine. If the Corporation has an office in the state of Colorado it may, but need not be, identical with such office.

ARTICLE II – SHAREHOLDERS

Section 2.1. Annual Meeting of Shareholders.

Section 2.1.1. Time of Meeting. The annual meeting of the shareholders shall be held at such time on such day of each year as shall be fixed annually by the Board in accordance with the CBCA, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Colorado, such meeting shall be held on the next succeeding business day.

Section 2.1.2. Election of Directors. If the election of directors shall not be held on the day designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders at a time fixed by the Board.

Section 2.2. Special Meetings of Shareholders. Special meetings of the shareholders may be called for any purpose or purposes by the president or by the Board or as provided by the CBCA. The president shall call a special meeting of the shareholders if the Corporation receives one or more written demands for a special meetings, stating the purpose or purposes for holding the meeting, signed and dated by the holders of shares representing at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the meeting. Only business within the purpose or purposes described in the notice of the meeting required by Section 2.4.1 may be conducted at a special shareholders’ meeting.

Section 2.3. Place of Shareholder Meetings. The Board may designate any place, within or outside the state of Colorado, as the place of meeting for any annual or special meeting of shareholders called by the Board. If no designation is made, or if a special meeting is called otherwise than by the president or Board, the place of meeting shall be the principal office of the Corporation designated as provided in Section 1.1.

Section 2.4. Notice of Meeting of Shareholders.

Section 2.4.1. General Notice Provisions. Written notice stating the place, day and hour of a meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be given not less than ten nor more than 60 days before the date of the meeting, except that if the number of authorized shares is to be increased, at least 30 days’ notice shall be given.

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Section 2.4.2. Notice of Meeting. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to:

(a) an amendment to or restatement of the articles of incorporation;

(b) a merger or share exchange in which the Corporation is a party and, with respect to a share exchange, in which the Corporation’s shares will be acquired;

(c) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation and its subsidiaries;

(d) the liquidation of dissolution of the Corporation;

(e) any other purpose for which a statement of purpose is required by the CBCA.

Section 2.4.3. Manner of Notice. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication or in any other way permitted by the CBCA by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice shall be deemed to be given and effective on the date received by the shareholder.

Section 2.4.4. Expense of Notice. If requested by the person or persons lawfully calling such meeting, the notice shall be given at the expense of the Corporation.

Section 2.4.5. Adjournment. When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment of the meeting at which the adjournment is taken. At the adjourned meeting, there may be transacted any business that might have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

Section 2.4.6. Waiver of Notice. A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the Corporation for filing with the corporate records. By attending a meeting either in person or by proxy, a shareholder shall have waived objection to lack of notice or defective notice of the meeting, unless he objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder shall also have waived any objection to consideration in the meeting of a particular matter not within the purpose or purposes described in the meeting notice, unless he objects to considering the matter when it is presented.

Section 2.4.7. Change of Address. No notice need be sent to a shareholder if three successive notices mailed to his last known address have been returned as undeliverable until such time as another address for such shareholder is provided to the Corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the Corporation in writing of any change in his mailing address.

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Section 2.5. Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, either within or outside the state of Colorado, and consent to holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any business may be transacted.

Section 2.6. Closing of Transfer Books or Fixing of Record Date.

Section 2.6.1. Closure of Books in General. In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board may provide that the share transfer books shall be closed for a stated period not to exceed, in any case, 70 days.

Section 2.6.2. Closure of Books for Shareholder Meetings. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

Section 2.6.3. Board Action in Lieu of Closing Books. In lieu of closing the share transfer books, the Board may fix in advance the record date for any such determination of shareholders, such date in any case to be not more than 70 days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 2.6.4. Fixing Record Date in Lieu of Closing Books. If the share transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 2.6.5. Provisions Applicable to Adjournment. When a determination of shareholders entitled to vote at a meeting of shareholders has been made as provided in sections 2.6.1 through 2.6.4, such determination shall apply to any adjournment of such meeting unless it is adjourned to a date more than 120 days after the date fixed for the original meeting, in which case the Board shall make a new determination as provided in this section.

Section 2.7. Shareholders’ List.

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to be given notice of the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The record shall be kept on file at the principal office of the Corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open beginning at the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given, and continuing through the meeting and any adjournment thereof. Such record shall also be available at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

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The original stock transfer books shall be the prima facie evidence as to the identity of the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

Section 2.7.3. Shareholders Entitled to Inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine the records or transfer books or to vote at any meeting of shareholders.

Section 2.8. Quorum.

Section 2.8.1. Majority Required. A majority of the vote is entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If no specific voting group is designated in the articles of incorporation or under the CBCA for a particular matter, all outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a voting group. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

Section 2.8.2. Adjournment. In the absence of a quorum at any meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 2.9. Action by Shareholders. If a quorum is present at a meeting of shareholders, an action of the shareholders is approved if a majority of the votes within each class present at the meeting approves the action and such action shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by groups is required by the CBCA or the articles of incorporation.

Section 2.10. Proxies.

Section 2.10.1. Appointment. At any meeting of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his attorney-in- fact. A shareholder may also appoint a proxy by an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent duly authorized by the person who will be the holder of the proxy to receive the transmission; such transmission must set forth or be submitted with information from which it can be determined that the shareholder authorized the electronic transmission. If it is determined that an electronic transmission is valid, the person making that determination shall specify the information upon which the person relied.

Section 2.10.2. Submission and Effectiveness. The appointment form or similar writing shall be filed with the secretary of the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation, including receipt by the Corporation of an appointment by electronic submission. An appointment is valid for the term specified in the appointment form and, if no term is specified, is valid for 11 months unless the appointment is irrevocable.

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Section 2.10.3. Substitution of Original. A copy, facsimile, telecommunication, or other reliable reproduction of the document, including any electronic transmission, may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used if the copy, facsimile, telecommunication, or other reproduction is a complete reproduction of the entire original document.

Section 2.10.4. Revocation.

(a) Revocation of a proxy does not affect the right of the Corporation to accept the proxy’s authority unless:

(i) the Corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment; or

(ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

(b) The appearance at a shareholders’ meeting of the shareholder who granted a proxy and his voting in person on any matter subject to a vote at such meeting shall revoke a revocable proxy.

(c) The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

(d) The Corporation shall not be required to recognize an irrevocable appointment if it has received a writing revoking the appointment signed by the shareholder either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Section 2.11. Voting.

Section 2.11.1. Manner. At all meetings of shareholders, voting shall be taken by ballot, and the secretary or inspector of election shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

Section 2.11.2. Entitlement to Vote.

(a) Each share of the Corporation’s capital stock shall have the voting rights and each class or series thereof shall have the voting power provided in the articles of incorporation upon each matter submitted to a vote at a meeting of shareholders. Fractional shares shall be entitled to a corresponding fractional vote on each such matter. If two or more persons hold shares as co- tenants or fiduciaries and the vote for those shares is cast in a name that purports to be the name of at least one of them and the person voting in person or signing a proxy vote appears to be acting on behalf of all the cotenants or fiduciaries, the Corporation shall accept such vote. If more than one cotenant or fiduciary votes, the act of the majority shall bind all of the votes, and if the votes are evenly divided, each cotenant or fiduciary may vote the shares proportionately according to his beneficial interest.

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(b) At each election of directors, the number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, shall be elected as directors.

(c) Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of Section 7-107-202(b) of the CBCA would not be violated in the circumstances presented to the court, the shares of the Corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that the Corporation may vote shares in a fiduciary capacity, including its own shares.

(d) Redeemable shares are not entitled to vote after notice of their redemption has been given to their holders and a sum sufficient to redeem them has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

2.12. Advance Notice of Shareholder Business.

Only such business shall be conducted as shall have been properly brought before a meeting of the shareholders of the Corporation. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for shareholder action under the CBCA that has been properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.12. For such business to be considered properly brought before the meeting by a shareholder, he must, in addition to any other applicable requirements, have given timely notice in proper form of his intent to bring such business before such meeting. To be timely, such notice must be delivered to or mailed and received by the secretary of the Corporation at its principal office not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

To be in proper form, a shareholder’s notice to the secretary shall be in writing and shall set forth:

(a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder;

(b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(d) any material interest of the shareholder in such business; and

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(e) such other information as is required to be provided by the shareholder pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

No business shall be conducted at an annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.12. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

Section 2.13. Conduct of Meetings.

Meetings of shareholders shall be presided over by the chairman of the Board or, in the absence thereof, by such person as the chairman of the Board shall appoint, or, in the absence thereof or in the event that the chairman shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of the secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting (and shall announce such at the meeting).

Section 2.14. Action by Shareholders Without a Meeting.

Any action required or permitted by the CBCA to be taken at a shareholders’ meeting if (i) all of the shareholders entitled to vote thereon consent to such action in writing; or (b) the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing. Such written consent of the shareholders entitled to vote has the same force and effect as a unanimous vote of such shareholders. Action taken pursuant to this Section 2.14 is effective as of the date the Corporation receives the last document necessary to effect the action unless all of the documents necessary to effect the action state another date as the effective date of the action, in which case the stated date is the effective date of the action. A consent given by electronic transmission is delivered to the corporation upon the earliest of: (i) When the consent enters an information processing system, if any, designated by the Corporation for receiving consents if the electronic transmission is in a form capable of being processed by that system and the corporation is able to retrieve that electronic transmission. Whether the corporation has designated an information processing system to receive consents is determined by the articles of incorporation, by the bylaws, or from the context and surrounding circumstances, including the conduct of the corporation, (ii) when a paper reproduction of the consent is delivered to the Corporation’s principal office of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders or members are recorded, (iii) when a paper reproduction of the consent is delivered to the Corporation’s registered office in the State of Colorado by hand or by certified or registered mail, return receipt requested; or (iv) When delivered in such other manner, if any, provided by resolution of the Board. A consent given by electronic transmission is delivered under this section even if no person is aware of its receipt. Receipt of an electronic acknowledgment from an information processing system establishes that a consent given by electronic transmission was received but does not, by itself, establish that the content sent corresponds to the content received. Any shareholder who has signed a document describing and consenting to action taken pursuant to this Section 2.14 may revoke the consent by a document signed and dated by the shareholder describing the action and stating that his prior consent thereto is revoked, if the document is received by the Corporation prior to the effectiveness of the action. The record date for determining shareholders entitled to take action without a meeting is the date the Corporation first receives a writing upon which the action is taken.

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Section 2.15. Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

(a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(d) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(f) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section 2.15.

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The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary, inspector of election, or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Neither the Corporation, an inspector, nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section 2.15 shall be liable in damages for the consequences of the acceptance or rejection.

Section 2.16. Remote Participation in Shareholders’ Meetings; Meetings Held Solely by Remote Participation.

Section 2.16.1. Remote Participation. Shareholders of any class or series of shares may participate in any meeting of shareholders by means of remote communication to the extent the Board authorizes participation for that class or series. Participation as a shareholder by means of remote communication shall be subject to such guidelines and procedures as the Board adopts and shall be in conformity with Section 2.17.2.

Section 2.16.2. Presence at Remote Meeting. Shareholders participating in a shareholders’ meeting by means of remote communication shall be deemed present and may vote at such a meeting if the corporation has implemented reasonable measures to (i) verify that each person participating remotely as a shareholder is a shareholder and (ii) provide the shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate and to read or hear the proceedings of the meeting, substantially concurrently with the proceedings.

Section 2.16.3. Meetings Held Solely by Remote Participation. The Board may determine that a meeting of shareholders will not be held at any place and instead will be held solely by means of remote communication, and if it does so, the Corporation shall implement the measures specified in Section 2.17.2.

ARTICLE III – BOARD OF DIRECTORS

Section 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board.

Section 3.2. Performance of Duties.

Section 3.2.1. Standard of Care. A director of the Corporation shall perform that director’s duties as a director, including that director’s duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner in which that director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Subject to the provisions of the CBCA, a director who so performs his duties shall not have any liability to the shareholders or otherwise by reason of being or having been a director.

Section 3.2.2. Reliance Upon Other Persons and Written Materials. In the performance of his duties, a director or officer shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section, but the director shall not be considered to be acting in good faith if that director has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The persons and groups on whose information, opinions, reports, and statements a director is entitled to rely are:

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(a) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements;

(b) one or more legal counsel, public accountants or other persons retained by the corporation as to matters involving expertise or skills the director or officer reasonably believes are within the person’s professional or expert competence;

(c) In the case of a director, a committee of the Board of which the director is not a member if the director reasonably believes the committee merits confidence; and

(d) In the case of an officer, the Board or any committee of the Board.

Section 3.3. Number, Tenure and Qualifications. The Board shall comprise not less than one nor more than nine members, as may be fixed from time to time by resolution of the Board. Directors shall be natural persons at least 18 years of age, but need not be, shareholders nor residents of the state of Colorado. Each director shall hold office until his successor shall have been elected and qualified.

Section 3.4. Nominations.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the articles of incorporation with respect to the right of holders of a series of the preferred stock of the Corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of shareholders, or any special meeting of shareholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of shareholders entitled to vote at such meeting and

(ii) who complies with the notice procedures set forth in Section 3.4.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.12, and, in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, said shareholder’s notice must set forth:

(a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

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(b) as to such shareholder giving notice, the information required to be provided pursuant to Section 2.12.

Subject to the rights of any holders of any series of the preferred stock of the Corporation, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4. If the chairman of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, he shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.5. Regular Meetings. A regular meeting of the Board shall be held without notice immediately after, and at the same place as, the annual meeting of the shareholders or at such other time and place as the Board may select. The Board may provide, by resolution, the time and place, either within or without the state of Colorado, for the holding of additional regular meetings without other notice than such resolution.

Section 3.6. Special Meetings. Special meetings of the Board may be called by or at the request of the president or any two directors. Special meeting shall be held at the principal office of the Corporation, unless a majority of the Board agrees otherwise.

Section 3.7. Notice. Except as to regular meetings of directors for which no notice is required, written notice of meetings need not described the purpose thereof and shall be given as follows:

Section 3.7.1. Means of Notice. By mail to each director at his business address at least 5 business days prior to the meeting, by overnight courier at least 2 business days prior to the meeting or by personal delivery, facsimile or e-mail or other electronic transmission at least 24 hours prior to the meeting to the business address of each director.

Section 3.7.2. When Effective. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid and if sent by courier, when delivered to the courier, so addressed, with all of the courier’s fees prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when an answerback or other confirmation of the receipt of the facsimile has been received by the sender. If notice is by email or other electronic transmission, such notice shall be deemed to be delivered when delivery of the message is confirmed on the sender’s computer electronic message system or acknowledged by or on behalf of the recipient.

Section 3.7.3. Waiver. A director may at any time waive notice of a meeting in a writing signed by him. The attendance of a director at any meeting shall constitute a waiver of notice thereof, unless, at the beginning of the meeting or promptly upon his later arrival, he objects to holding the meeting or transacting business thereat meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or (b) if notice was given of a particular purpose of the meeting, he objects to transacting business with respect to the such purpose and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

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Section 3.8. Quorum. A majority of the number of directors fixed pursuant to section 3.3 of this Article III, or if no such number is fixed or if there is a vacancy in the Board, a majority of the directors immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.9. Action by Directors at a Meeting. Except as otherwise required by the CBCA or by the articles of incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.10. Action Without Meeting.

Section 3.10.1. Written Consents. Any action required or permitted to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if all members of the Board or committee consent thereto in writing.

Section 3.10.2. When Effective; Effect. Action taken under this Section 3.10 is effective when all directors of the Board or committee have signed a consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document or certificate.

Section 3.11. Participation by Electronic Means. The Board may permit any director to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.12. Vacancies.

Section 3.12.1. Manner of Filling. A vacancy on the Board, including a vacancy resulting from an increase in the number of directors in accordance with section 3.3 of this Article III, may be filled by the shareholders or by the Board. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill the vacancy by the affirmative vote of the majority of all directors remaining in office.

Section 3.12.2. Term of Director Filling Vacancy. The term of a director elected to fill a vacancy by the Board shall hold office until the next annual meeting of shareholders and the term of a director elected to fill a vacancy by shareholders shall hold office for the unexpired term of that director’s predecessor in office, except that, if the director’s predecessor had been elected to fill a vacancy by the Board, the term of a director elected by the shareholders shall be the unexpired term of the last predecessor elected by the shareholders.

Section 3.13. Resignation. A director may resign at any time by giving written notice to the Corporation. Such resignation of any director shall take effect upon receipt thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14. Removal. Directors may be removed in the manner provided in the CBCA.

Section 3.15. Committees. The Board may create one or more committees and appoint one or more members of the Board to serve on them any of which shall have such authority in the management of the Corporation as the Board shall designate and as shall be prescribed by the CBCA. To the extent provided in the resolution creating a committee, it shall have all the authority of the Board, except that no such committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the CBCA to be approved by shareholders, (iii) fill vacancies on the Board or any committees thereof, (iv) amend the articles of incorporation, (v) adopt, amend or repeal these bylaws, (vi) approve a plan of conversion or plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the Board, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and preferences, limitations and relative rights of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

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The provisions of this Article III that govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting, shall apply, mutatis mutandis, to committees of the Board and their members. Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board or a member of the committee in question with his responsibility to conform to the standard of care set forth in Article III, Section 3.2, of these bylaws.

Section 3.16. Compensation. By resolution of the Board and irrespective of any personal interest of any of the directors, or the Board, each director may be paid that director’s expenses, if any, of attendance at each meeting of the Board, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.17. Presumption of Assent. A director who is present at a meeting of the Board or committee of the Board at which action on any matter is taken and who does not vote in favor of such action shall be presumed to have assented to the action taken unless:

(a) he objects at the beginning of the meeting, or promptly upon his arrival thereat, to the holding of or the transaction of business at the meeting and does not vote for or assent to any action taken at the meeting;

(b) he contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of the meeting; ore causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the secretary of the Corporation promptly after the adjournment of the meeting.

The right to dissent to a specific action taken at a meeting of the Board or a committee of the Board shall not be available to a director who voted in favor of such action.

Section 3.18. Chairman of the Board; Person Presiding at Meetings. The directors shall choose one of their number to be chairman of the board (the “Chairman”). The Chairman shall, if present, preside at each meeting of the Board. The Chairman shall perform all such duties as may from time to time be assigned to him by the Board. In the absence of the Chairman at a meeting of the Board, the directors present at the meeting shall elect a chairman and in the event that they fail to do so, the director who has served longest as such that be the chairman.

ARTICLE IV – OFFICERS

Section 4.1. Offices. The Corporation shall have a president, a chief financial officer and a secretary, each of whom shall be elected by the Board. The Board may elect or appoint one of more vice presidents and such other officers and assistant officers as it may deem necessary. More than one office may be held by the same person, except for the offices of president and secretary. An officer shall be at least 18 years of age.

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Section 4.2. Election and Term of Office. The officers of the Corporation required to be elected by the Board shall be elected annually by the Board at the meeting of the Board to be held after the annual meeting of the shareholders. If the election of the officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office for the ensuing year and until his successor shall have been appointed or until he shall resign or shall have been removed in the manner hereinafter provided or until his death or incapacity. The appointment of an officer does not itself create contract rights and his removal does not affect the officer’s contract rights, if any, with the Corporation.

Section 4.3. Removal and Resignation.

Section 4.3.1. Removal. An officer may be removed by the Board at any time, with or without cause, but such removal shall be without prejudice to his contract rights, if any.

Section 4.3.2. Resignation. An officer may resign at any time by giving written notice of resignation to the Corporation. The resignation shall be effective when it is so given unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date, or the Board may remove the officer at any time before the effective date and may fill the resulting vacancy.

Section 4.4. Vacancies. A vacancy in any office may be filled by the Board for the unexpired portion of its term.

Section 4.5. President. The president shall be the chief executive officer of the Corporation and, for purposes of reports and other materials filed with the United States Securities and Exchange Commission (the “SEC”) and other regulatory authorities, its principal executive officer. Subject to the control of the Board, the president act as the general manager of the Corporation and, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. The president may affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in his judgment, should be executed on behalf of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board or these bylaws to another officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The president shall have such additional authority and duties as are appropriate and customary for the office of president and chief executive officer, except as they may be expanded or limited by the Board from time to time. If the Corporation does not have a chief financial officer, the President shall serve in that capacity, unless the Board appoints another officer so to serve; provided that, in such event, the president may delegate the powers and duties set forth in Section 4.7(b), (c) and (d) to a vice president.

Section 4.6. Vice President. The titles, powers and duties of the vice president or vice presidents shall be prescribed by the Board. In case of the absence, disability or death of the President, the vice president, or one of the vice presidents, shall exercise all of his powers and perform all of his duties. If there is more than one vice president, the order in which the vice presidents shall succeed to the powers and duties of the president shall be as fixed by the Board.

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Section 4.7. Chief Financial Officer.

The Chief Financial Officer shall:

(a) Supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) Have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation and, at his discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board.

(c) Receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Corporation.

(d) Disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the president or the Board, taking proper vouchers for such disbursements.

(e) Render to the, the president or to the Board, whenever either may require, accounts of all transactions as chief financial officer and of the financial condition of the Corporation.

(f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board or these bylaws.

The chief financial officer shall be the Corporation’s principal financial officer for purposes of reports and other materials filed with the United States Securities and Exchange Commission (the “SEC”) and other regulatory authorities.

Section 4.8. Secretary. The secretary shall:

(a) Keep a book of minutes at the principal executive office of the Corporation, or such other place as the Board may direct, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(b) Keep the seal of the Corporation and to affix the same to all instruments which may require it.

(c) Keep or cause to be kept at the principal executive office of the Corporation, or at the office of the transfer agent or agents, a record of the shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder, the number and date of any certificates issued for shares, appropriate records with respect to uncertificated shares issued, the number and date of cancellation of every certificate surrendered for cancellation and the number and date of every replacement certificate or the appropriate records for uncertificated shares issued for surrendered, lost, stolen or destroyed certificates.

(d) Keep a supply of certificates for shares of the Corporation, to fill in and sign all certificates issued or prepare the initial transaction statement or written statements for uncertificated shares, and to make a proper record of each such issuance; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

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(e) Transfer upon the share books of the Corporation any and all shares of the Corporation; provided that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each share shall be subject to the reasonable regulations of the transfer agent to which the shares are presented for transfer and, also, if the Corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate or a new issuance of shares is presented for registration; and provided, further, that no shares shall be issued, recorded or delivered or, if issued, recorded or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated, as applicable, in the manner provided by the CBCA.

(f) Make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the Board or by the holders of a majority of the outstanding shares of the Corporation.

(g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board or these bylaws.

Section 4.9. Assistant Officers. The Board may elect or delegate to the president the right to appoint such other officers as may be necessary or desirable for the business of the Corporation. Such officers may include one or more assistant secretaries and assistant treasurers, who shall have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer’s inability or unavailability to act in such officer’s capacity.

Section 4.10. Sureties and Bonds. If the Board shall so require, an officer shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct. The bond shall be conditioned upon his faithful performance of his duties to the Corporation, including responsibility for all property, funds or securities of the Corporation which may come into his hands.

Section 4.11. Salaries. The salaries of the officers may be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

ARTICLE V – EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed by the president or by such other officer or officers or other person or persons as the Board may from time to time designate and when required shall be countersigned, verified or acknowledged by the secretary.

ARTICLE VI – CERTIFICATES FOR SHARES

Section 6.1. Certificates. The Board may authorize the issuance of shares in certificated or uncertificated form. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send to the shareholder a written statement of the information required on certificates by the CBCA. The fact that the shares are uncertificated form shall have no effect on the rights and obligations of the holders thereof. If shares are certificated, they shall be signed, either manually or by facsimile, by the president a vice president and the secretary or an assistant secretary. If an officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face:

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(a) that the Corporation is organized under the laws of Colorado;

(b) the name of the shareholder;

(c) the number and class of the shares and the designation of the series, if any, that the certificate represents;

(d) the par value, if any, of each share represented by the certificate;

(e) If required by the CBCA or, if not so required, to the extent that the Board may direct, a summary on the front or the back of the certificate, of the designations, preferences, limitations, and relative rights applicable to each class or series, the variations in preferences, limitations, and rights determined for each series, and the authority of the Board to determine variations for future classes or series or a conspicuous statement, on the front or the back of the certificate, that the Corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the Board to determine variations for future classes or series; and

(f) A statement of any restrictions imposed by agreement of shareholders or the Corporation or law upon the transfer of the shares represented by the certificate or a conspicuous statement, on the front or the back of the certificate, that the Corporation will furnish to the shareholder, on request in writing and without charge, information concerning such restrictions.

Section 6.2. Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The Board may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed or other securities of the Corporation. Future services shall not constitute payment or partial payment for shares of the Corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the Corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section, “promissory note” means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a nonrecourse note.

Section 6.3. Lost or Destroyed Certificates. The Board may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

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Section 6.4. Transfer of Shares.

Section 6.4.1. Transfers. Upon surrender to the Corporation or a transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a guarantee of an institution satisfactory to the Corporation that (i) the signature of the endorser is genuine, (ii) the endorser was an appropriate person to endorse the certificate (or if the signature is by an agent, the agent had actual authority to act on behalf of the appropriate person) and (iii) the endorser had legal capacity to sign, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the Corporation shall issue a new certificate or certificates to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept at its principal office or by the Corporation’s duly appointed transfer agent.

Section 6.4.2. Claimants to Shares. Except as otherwise expressly provided in these bylaws or the CBCA, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

Section 6.5. Transfer Agent, Registrars and Paying Agents. The Board may and if required by law shall appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Colorado.

Section 6.6. Restrictions on Transfer. The Corporation may restrict the transfer of any shares issued by the Corporation in any manner permitted by law or that that is not inconsistent with the articles of incorporation or applicable law. Without limitation, A restriction on the transfer or registration of transfer of shares may: (i) obligate the shareholder first to offer to the Corporation or other persons, separately, consecutively, or simultaneously, an opportunity to acquire the restricted shares; (ii) obligate the Corporation or other persons, separately, consecutively, or simultaneously, to acquire the restricted shares; (iii) require, as a condition to such a transfer or registration, that any one or more persons, including the Corporation or the holders of any of its shares, approve the transfer or registration, if the requirement is not manifestly unreasonable; or (iv) prohibit the transfer or the registration of a transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable. The Corporation shall restrict the transfer of stock in compliance with federal or state securities laws or as otherwise required by law. The certificate representing any shares so restricted shall bear a legend in accordance with the provisions of the CBCA respecting such restriction.

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ARTICLE VII –INSURANCE

Pursuant to action of the Board, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the Board deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the articles of incorporation, Article XI or applicable law. Any such insurance may be procured from any insurance company designated by the Board, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE VIII – DISTRIBUTIONS

The Board may from time to time declare, and the Corporation may pay, distributions, including dividends, on its outstanding shares in the manner and upon the terms and conditions provided by the CBCA, the articles of incorporation and the provisions relating to such shares.

ARTICLE IX – CORPORATE SEAL

The Board may provide for a corporate seal, which shall be circular in form and bear the name of the Corporation, the state of incorporation, and the words “CORPORATE SEAL” OR “SEAL.” The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed. The absence of the corporate seal on any instrument shall not affect its validity or enforceability, unless applicable law provides otherwise.

ARTICLE X – AMENDMENTS

These bylaws may be amended, repealed or adopted by the shareholders as provided in the CBCA or by the Board.

ARTICLE XI – INDEMNIFICATION AND LIMITATION OF LIABILITY

The officers, directors and agents of the Corporation shall be indemnified and the liability of directors shall be limited as provided in the articles of incorporation, subject to the provisions of the CBCA.

ARTICLE XII – FISCAL YEAR

The fiscal year of the Corporation shall begin on June 1 of each year and end on May 31 of the following year.

ARTICLE XIII – EMERGENCY BYLAWS

The provisions of this Article XIII shall be operative during any period in which a quorum of the directors cannot readily be obtained because of some catastrophic event, notwithstanding any different provision in these bylaws or in the articles of incorporation or in the CBCA. To the extent not inconsistent with the provisions of this Article XIII, the bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency bylaws shall cease to be operative.

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During any such period:

(a) A meeting of the Board may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) At any such meeting of the Board, a quorum shall consist of the number of directors in attendance at such meeting.

(c) The Board, before or during any such period, may, effective during any such period, change the principal office or designate several alternative principal offices or regional offices or authorize the officers so to do.

(d) The Board, before or during any such period, may provide, and from time to time modify, lines of succession in the event that, during such a period, any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

ARTICLE XIV – MISCELLANEOUS

Section 14.1. Receipt of Notices by the Corporation. Notices, shareholder consents to action, and other documents or writings shall be deemed to have been received by the Corporation (i) 5 days after they are received at the registered office of the Corporation and (ii) when they are actually received (A) at the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the secretary of state for Colorado designating a principal office) addressed to the attention of the secretary of the Corporation and (B) by the secretary of the Corporation or by any other person authorized from time to time by the Board or the president to receive such writings, wherever he may be found.

Section 14.2. Construction. The masculine gender is used in these bylaws for the convenience of brevity only and shall be interpreted to include the feminine and neuter genders as appropriate. Where the context or construction requires, all words used in the plural shall be deemed to have been used in the singular and vice versa, and the present tense shall include the past and future tense, and vice versa. The titles of the articles and sections of these bylaws shall be ignored in the construction thereof.

Section 14.3. Conflicts. In the event of conflict between these bylaws on the one hand and the articles of incorporation or applicable law on the other hand, the latter shall control.

Section 14.4. Definitions. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the CBCA.

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